Exhibit 3.03

New York State Department of State

Division of Corporations, State Records and Uniform Commercial Code

One Commerce Plaza, 99 Washington Avenue

Albany, NY 12231

www.dos.state.ny.us

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

ACE ENERGY, INC.

(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is: ACE ENERGY, INC.

If the name of the corporation has been changed, the name under which it was formed is:

SECOND: The date of filing of the certificate of incorporation with the Department of State is: 6 25, 2004

THIRD: The amendment effected by this certificate of amendment is as follows:

(Set forth each amendment in a separate paragraph providing the subject matter and full text of each amended paragraph. For example, an amendment changing the name of the corporation would read as follows: Paragraph First of the Certificate of Incorporation relating to the corporation name is hereby amended to read as follows: First: The name of the corporation is... (new name) … )

Paragraph 5 of the Certificate of Incorporation relating to the address to which the Secretary of State shall forward copies of process accepted on behalf of the corporation is hereby amended to read in its entirety as follows:

5.              The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: c/o C T Corporation System, 111 Eighth Avenue, New York, New York 10011.

Paragraph           of the Certificate of Incorporation relating to

is hereby amended to read in its entirety as follows:

FOURTH: The certificate of amendment was authorized by: (Check the appropriate box)

☐    The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

☒  The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

/s/ Elizabeth McCormack	Elizabeth McCormack
(Signature)	(Name of Signer)
Authorized Person
(Title of Signer)

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

ACE ENERGY, INC.

(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

Filer’s Name Elizabeth McCormack

Address c/o NRG Energy, Inc. 211 Carnegie Center

City, State and Zip Code Princeton, NJ 08540

NOTE: This form was prepared by the New York State Department of State. It does not contain ail optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $60 filing fee, plus the required tax on shares pursuant to §180 of the Tax Law, if applicable.

For Office Use Only

FILED

2013 SEP -6 AM 10:27

RECEIVED	RECEIVED	RECEIVED

2013 SEP -4 PM 4:03	2013 AUG 29	2013 AUG 30 PM 4:02

DRAWDOWN

STATE OF NEW YORK
DEPARTMENT OF STATE

FILED SEP 06 2013

TAX $	—

BY:	[ILLEGIBLE]
Erie

RECEIVED

2013 SEP -5 PM 4:09

New York State

Department of State

Division of Corporations, State Records

and Uniform Commercial Code

41 State Street

Albany, NY 12231

CERTIFICATE OF CHANGE

OF

ACE ENERGY, INC.

Under Section 805-A of the Business Corporation Law

FIRST:	The name of the corporation is: ACE ENERGY, INC.

SECOND:	The certificate of incorporation was filed by the Department of State on: July 25, 2004

THIRD;	The change effected hereby are:
The address to which the Secretary of State shall forward copies of process accepted on behalf of the corporation is changed to:
KAVINOKY COOK LLP
726 EXCHANGE STREET
SUITE 800
BUFFALO, NEW YORK 14210

FOURTH:	The change was authorized by the board of directors.

SIGNED: Sept 17, 2004

/s/ Laura Manch
Laura Manch, Authorized Person

1

CSC 45

DRAW DOWN

CERTIFICATE OF CHANGE

OF

ACE ENERGY, INC.

Under Section 805-A of the Business Corporation Law

Filer’s Name	Kavinoky Cook LLP
Address	726 Exchange Street
Suite 800
City, State and Zip Code	Buffalo, NY 14210

FILED

2004 SEP 20 AM 9:38

STATE OF NEW YORK
DEPARTMENT OF STATE

FILED SEP 20 2004

TAX $

BY:	[ILLEGIBLE]
Erie

2